EXHIBIT 99.1

Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL FOURTH QUARTER

AND YEAR-END 2006 RESULTS

•	Record fiscal year generates revenue increase of 22% to $9.2 billion, net income expansion of 19% to $840 million and growth in shipments to 119 million units

•	Seagate standalone pro forma fiscal fourth-quarter net income of $241 million in line with outlook

•	Fiscal 2007 outlook reflects strong year-over-year growth

SCOTTS VALLEY, CA – August 8, 2006 – Seagate Technology (NYSE: STX) today reported financial results for its fiscal fourth quarter and full year 2006, which includes both accounting charges related to the Maxtor acquisition of $146 million and a loss from Maxtor’s operating results of approximately $72 million. The acquisition of Maxtor was completed on May 19, 2006, and the financial results announced today include the results of Maxtor operations from May 19 through June 30, 2006.

For the fiscal fourth quarter, Seagate reported revenue of $2.53 billion – of which $279 million was Maxtor product based – GAAP net income of $7 million, and diluted earnings per share of $0.01 for the quarter ended June 30, 2006. On a pro forma standalone basis, excluding accounting charges, costs and tax effects directly related to the Maxtor acquisition of $146 million, Seagate’s non-cash stock-based compensation of $17 million and the $72 million loss from Maxtor operations, non-GAAP net income was $241 million for the quarter ended June 30, 2006.

In the year-ago quarter, Seagate reported revenue of $2.18 billion, GAAP net income of $280 million and diluted earnings per share of $0.55. The year-ago results did not reflect costs associated with non-cash stock based compensation.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

For the fiscal year ended June 30, 2006, Seagate reported revenue of $9.2 billion – of which $279 million was from Maxtor based products – GAAP net income of $840 million and diluted earnings per share of $1.60. These full year results include accounting charges, other costs and related tax effects directly associated with the Maxtor acquisition of $146 million, $74 million for Seagate’s non-cash stock based compensation and $5 million of other non-operating charges. Non-GAAP net income and diluted earnings per share, excluding these charges and costs and the associated tax impact, would be $1.06 billion and $2.03.

For fiscal year ended July 1, 2005, Seagate reported revenue of $7.55 billion, GAAP net income of $707 million and diluted earnings per share of $1.41.

“Fiscal 2006 was an exceptional year for Seagate. Our ongoing product leadership and highly-efficient operational execution allowed us to capitalize on the increased demand across all markets and drive substantial growth,” said Bill Watkins, Seagate chief executive officer. “We achieved many milestones during the year, including transitioning to perpendicular recording, and delivering 10 new products. This quarter in particular was transitional as we closed the Maxtor acquisition and accelerated the integration activities that are bringing us closer to achieving the earnings model that will allow us to maximize value for our shareholders. Charges in connection with the acquisition included the result of under-utilized manufacturing capacity during the ramp down of Maxtor products and the corresponding ramp up of Seagate products, unearned compensation and other integration expenses. Our consistent year-over-year growth in revenue and profitability is a testament to our solid execution in an industry that is critical to a world increasingly reliant on mass storage.”

More detailed information about Seagate and Maxtor unit shipments by market, and supplemental financial information relating to the acquisition of Maxtor can be found online at http://www.seagate.com/newsinfo/invest.

Pricing

The average selling price for Seagate designed products, on a blended basis, decreased approximately $1.00 from the March quarter. In aggregate, price decreases on a “like for like” product basis during the June quarter for Seagate designed products was approximately 7%, which was at the high end of the normal range for price erosion and slightly higher than the company’s expectations at the beginning of the quarter, especially for the desktop markets.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

Business Outlook

For fiscal year 2007, excluding accounting charges and other costs associated with the Maxtor acquisition but including Maxtor’s operations, Seagate expects financial results of $11.8-12.3 billion in revenue and $1.90-2.00 for Non-GAAP diluted earnings per share. Including approximately $200 million of expected acquisition related costs, GAAP diluted earnings per share would be $1.58-$1.68.

For the September quarter, Seagate expects to report revenue of $2.65-2.80 billion, and diluted earnings per share of $0.16-0.20, excluding accounting charges and other costs associated with the Maxtor acquisition but including Maxtor’s operations. Including approximately $75 million of expected acquisition related costs, GAAP diluted earnings per share would be $0.04-0.08.

Dividend and Stock Repurchase

The company has declared a quarterly cash distribution of $0.08 per share to be paid on or before September 1, 2006 to all common shareholders of record as of August 18, 2006.

During the quarter ended June 30, 2006, the company repurchased approximately 16.7 million common shares worth approximately $400 million. Also today the company announced its board of directors has approved an additional share repurchase of up to $2.5 billion of the company’s common shares over the next two years.

Conference Call

Seagate will hold a conference call to review the fiscal second quarter results at 2:00 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA & Canada: (877) 223-6202

International: (706) 679-3742

Replay

A replay will be available beginning August 8 at 5 p.m. Pacific Time through August 15 at 8:59 p.m. Pacific Time. The replay can be accessed from www.seagate.com/newsinfo/invest or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 2505938

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

For more information please visit: http://www.seagate.com/newsinfo/invest/financial_info

A podcast featuring Bill Watkins discussing Seagate’s performance during the year and the outlook going forward can be heard and downloaded from http://www.podtech.net/seagate.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future financial performance, including expected revenue and earnings and estimated restructuring, integration and retention expenses resulting from the acquisition and integration of Maxtor, the timeline for the integration of the former Maxtor operations into Seagate, price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include Seagate’s ability to integrate the Maxtor acquisition into its operations successfully and on a timely basis; the impact of the acquisition of Maxtor on the company’s financial results, including without limitation due to charges associated with restructuring, purchase accounting and other related transaction costs, and due to shifting of customer demand to the company’s competitors or aggressive competitive pricing specially targeted to encourage such shifting; the impact of the variable demand and the aggressive pricing environment for disc drives, particularly in the near term as that may be impacted by delays in new operating system software and new gaming platform hardware systems; dependence on the company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current and new disc drive products, particularly in the near term as the company transitions Maxtor demand to Seagate product offerings; the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 1, 2005; in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on April 28, 2006; and in the company’s Form 8-K, as originally filed with the U.S. Securities and Exchange Commission on June 1, 2006. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

# # #

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	June 30, 2006	July 1, 2005 (a)
ASSETS
Cash and cash equivalents	$910	$746
Short-term investments	823	1,090
Accounts receivable, net	1,445	1,094
Inventories	891	431
Other current assets	264	141

Total Current Assets	4,333	3,502
Property, equipment and leasehold improvements, net	2,106	1,529
Goodwill	2,475	—
Other intangibles	307	3
Other non-current assets	323	210

Total Assets	$9,544	$5,244

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,692	$1,108
Accrued employee compensation	385	266
Accrued restructuring	210	2
Accrued expenses	648	354
Accrued income taxes	72	46
Current portion of long-term debt	330	4

Total Current Liabilities	3,337	1,780
Non-current accrued restructuring	23	—
Other non-current liabilities	332	187
Long-term debt, less current portion	640	736

Total Liabilities	4,332	2,703

Shareholders’ Equity	5,212	2,541

Total Liabilities and Shareholders’ Equity	$9,544	$5,244

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of July 1, 2005.

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Revenue	$2,529	$2,179	$9,206	$7,553
Cost of revenue	2,075	1,639	7,069	5,880
Product development	231	171	805	645
Marketing and administrative	144	87	447	306
Amortization of intangibles	7	—	7	—
Restructuring, net	—	1	4	—

Total operating expenses	2,457	1,898	8,332	6,831

Income from operations	72	281	874	722
Interest income	21	13	69	36
Interest expense	(10)	(13)	(41)	(48)
Other, net	—	10	22	22

Other income (expense), net	11	10	50	10

Income before income taxes	83	291	924	732
Provision for income taxes	76	11	84	25

Net income	$7	$280	$840	$707

Net income per share:
Basic	$0.01	$0.59	$1.70	$1.51
Diluted	0.01	0.55	1.60	1.41
Number of shares used in per share calculations:
Basic	532	475	495	468
Diluted	563	510	524	502

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP INFORMATION

(In millions, except per share data)

(Unaudited)

	Three Months Ended June 30, 2006
	GAAP	Non-GAAP Adjustments	Note	Non-GAAP Consolidated Operating Results	Non-GAAP Maxtor Operating Results	Non-GAAP Seagate Stand- alone Operating Results
Revenue	$2,529	$—		$2,529	$279	$2,250
Cost of revenue	2,075	(36)	A,B,C,D	2,039	315	1,724
Product development	231	(33)	A,C,D	198	20	178
Marketing and administrative	144	(24)	A,C,D	120	15	105
Amortization of intangibles	7	(7)	B	—	—	—
Restructuring, net	—	—		—	—	—

Total operating expenses	2,457	(100)		2,357	350	2,007

Income from operations	72	100		172	(71)	243
Interest income	21	—		21	1	20
Interest expense	(10)	—		(10)	(2)	(8)
Other, net	—	—		—	—	—

Other income (expense), net	11	—		11	(1)	12

Income before income taxes	83	100		183	(72)	255
Provision for (benefit from) income taxes	76	(62)	E,F	14	—	14

Net income	$7	$162		$169	$(72)	$241

Net income per share:
Basic	$0.01			$0.32
Diluted	0.01			0.30
Number of shares used in per share calculations:
Basic	532			532
Diluted	563	5	G	568

The non-GAAP financial measures provided herein exclude the impact of the following:

•	non-cash charges related to stock-based compensation expense;

•	amortization of unearned stock-based compensation related to the Maxtor acquisition;

•	amortization of intangibles acquired in the Maxtor acquisition;

•	integration and retention costs related to the Maxtor acquisition;

•	the write-off of certain deferred tax assets as a result of the Maxtor acquisition and the related tax effects of these items, as well as Maxtor’s operating results from May 19, 2006 through June 30, 2006.

We believe these non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s and Seagate’s stand-alone business, excluding the impact of the factors identified above and the operating results of Maxtor, respectively. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Footnotes – for the three months ended June 30, 2006

A	To exclude stock-based compensation expense ($6 million in Cost of revenue, $5 million in Product development and $6 million in Marketing and administrative)

B	To exclude amortization of intangibles acquired in the Maxtor acquisition ($17 million in Cost of revenue and $7 million in Amortization of intangibles)

C	To exclude unearned stock-based compensation expense related to the acquisition of Maxtor ($2 million in Cost of revenue, $7 million in Product development and $7 million in Marketing and administrative)

D	To exclude integration and retention costs related to the Maxtor acquisition ($11 million in Cost of revenue, $21 million in Product development and $11 million in Marketing and administrative)

E	To exclude a $68 million write off of certain deferred tax assets as a result of the Maxtor acquisition

F	To exclude the tax effects of A and D

G	To adjust dilutive shares calculated using the treasury stock method

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO NON-GAAP INFORMATION

(In millions, except per share data)

(Unaudited)

	Fiscal Year Ended June 30, 2006
	GAAP	Non-GAAP Adjustments	Note	Non-GAAP Consolidated Operating Results	Non-GAAP Maxtor Operating Results	Non-GAAP Seagate Stand- alone Operating Results
Revenue	$9,206	$—		$9,206	$279	$8,927
Cost of revenue	7,069	(56)	H,I,J,K	7,013	315	6,698
Product development	805	(58)	H,J,K,L	747	20	727
Marketing and administrative	447	(42)	H,J,K	405	15	390
Amortization of intangibles	7	(7)	I	—	—	—
Restructuring, net	4	(4)	M	—	—	—

Total operating expenses	8,332	(167)		8,165	350	7,815

Income from operations	874	167		1,041	(71)	1,112
Interest income	69	—		69	1	68
Interest expense	(41)	2	N	(39)	(2)	(37)
Other, net	22	(7)	O	15	—	15

Other income (expense), net	50	(5)		45	(1)	46

Income before income taxes	924	162		1,086	(72)	1,158
Provision for income taxes	84	(62)	P,Q	22	—	22

Net income	$840	$224		$1,064	$(72)	$1,136

Net income per share:
Basic	$1.70			$2.15
Diluted	1.60			2.03
Number of shares used in per share calculations:
Basic	495			495
Diluted	524	1	R	525

The non-GAAP financial measures provided herein exclude the impact of the following:

•	non-cash charges related to stock-based compensation expense;

•	amortization of unearned stock-based compensation related to the Maxtor acquisition;

•	one-time charge associated with a licensing arrangement Seagate entered into;

•	the impact of restructuring costs;

•	costs associated with early repayment of a term loan;

•	a gain on investment in equity securities;

•	amortization of intangibles acquired in the Maxtor acquisition;

•	integration and retention costs related to the Maxtor acquisition;

•	the write-off of certain deferred tax assets as a result of the Maxtor acquisition and the related tax effects of these items, as well as Maxtor’s operating results from May 19, 2006 through June 30, 2006.

We believe these non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s and Seagate’s stand-alone business, excluding the impact of the factors identified above and the operating results of Maxtor, respectively. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Footnotes – for the fiscal year ended June 30, 2006

H	To exclude non-cash stock-based compensation expense ($26 million in cost of revenue, $24 million in Product development and $24 million in Marketing and administrative)

I	To exclude amortization of intangibles acquired in the Maxtor acquisition ($17 million in Cost of revenue and $7 million in Amortization of intangibles)

J	To exclude unearned stock-based compensation expense related to the acquisition of Maxtor ($2 million in Cost of revenue, $7 million in Product development and $7 million in Marketing and administrative)

K	To exclude integration and retention costs related to the Maxtor acquisition ($11 million in Cost of revenue, $21 million in Product development and $11 million in Marketing and administrative)

L	To exclude a $6 million one-time charge associated with a licensing arrangement Seagate enter into

M	To exclude restructuring costs of $4 million

N	To exclude costs of $2 million associates with early repayment of a term loan

O	To exclude a $7 million gain on equity securities

P	To exclude a $68 million write off of certain deferred tax assets as a result of the Maxtor acquisition

Q	To exclude the tax effects of H,K,L and O

R	To adjust dilutive shares calculated using the treasury stock method

Seagate Technology Reports Fiscal Fourth Quarter and Year-End 2006 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	June 30, 2006	July 1, 2005
OPERATING ACTIVITIES
Net income	$840	$707
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	612	466
Stock-based compensation	90	2
Tax benefit from stock options	(44)	—
Other non-cash operating activities, net	35	17
Changes in operating assets and liabilities:
Current assets and liabilities	(61)	132
Other assets and liabilities	(15)	104

Net cash provided by operating activities	1,457	1,428

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(1,008)	(691)
Purchases of short-term investments	(3,220)	(4,796)
Maturities and sales of short-term investments	3,528	4,465
Net cash acquired from Maxtor Corporation	297	—
Other acquisitions, net of cash acquired	(28)	—
Other investing activities, net	(130)	(47)

Net cash used in investing activities	(561)	(1,069)

FINANCING ACTIVITIES
Repayment of long-term debt	(340)	(3)
Issuance of common shares for employee stock plans	118	90
Dividends to shareholders	(155)	(122)
Tax benefit from stock options	44	—
Repurchases of common stock	(399)	—

Net cash used in financing activities	(732)	(35)

Increase in cash and cash equivalents	164	324
Cash and cash equivalents at the beginning of the period	746	422

Cash and cash equivalents at the end of the period	$910	$746